Ex. 10.11

NONDISCLOSURE AND NON-COMPETE AGREEMENT

This Agreement is made and entered into this 10th day of February, 2010 by and among Prescription Vending Machines, Inc. ("PVM"), and Undersigned ("Restricted Party").

W I T N E S S E T H:

WHEREAS, PVM is a corporation organized under the laws of the State of California; and

WHEREAS, PVM and undersigned are contemplating a working relationship concerning proprietary technology of PVM; and

WHEREAS, it was a condition of an implied due diligence period, that the Restricted Party enter into the non-compete and confidentiality restrictions set forth herein;

NOW, THEREFORE, for and in exchange of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Covenant of Non-Disclosure of Confidential Information. Restricted Party recognizes that he/she has access to, and knowledge of, matters concerning the business which is and will be operated by PVM, including, but not limited to, contents of manuals, procedures, methods of doing business, the identity of development sources and suppliers, customer records, information contained in the books and records of PVM, financial information, trade secrets, and patent information. All such information is hereinafter referred to as "Confidential Information." Restricted Party acknowledges that this information is considered valuable, proprietary and confidential by PVM, and that PVM has paid substantial consideration to acquire or develop such information. Restricted Party agrees that as between the parties hereto such information shall be treated as valuable, proprietary and confidential regardless of whether third parties would consider it valuable, proprietary and confidential. Restricted Party agrees that he/she will not at any time, disclose or make known to any person or entity, or otherwise use, any Confidential Information, or permit any person to examine and/or make copies of any documents that contain or are derived from Confidential Information, without the prior written consent of PVM, subject to requirements of applicable law. Restricted Party represents that he/she will not engage in the same type of business as PVM.

2. Covenant Against Competition. Restricted Party hereby acknowledges that PVM's business is highly competitive and that he/she will attain knowledge about the methods of doing business employed by PVM, the names and histories of customers served by PVM, equipment developed for PVM by Restricted Party, and manuals, procedures, programs, development sources, advisors, pricing strategies, customer records, business plans, financial information, and other information which PVM deems to be confidential, proprietary and a trade secret.

/S/  Shannon Illingworth
_____________________________
Shannon Illingworth
AVT, Inc.

(951) 737-1057                                                        shannoni@avtinconline.com_
Contact Phone Number                                           Contact Email Address